UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 10, 2012

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of February 24, 2012, the record date for its 2012 Annual Meeting of Shareholders (the “Record Date”), Cepheid had a total of 7,279,326 shares subject to all outstanding equity awards, including 6,270,263 shares subject to outstanding equity awards under Cepheid’s 2006 Equity Incentive Plan (the “2006 EIP”). On the Record Date, there were 6,682,717 shares subject to all outstanding option awards with a weighted average exercise price of $18.66 and a weighted average remaining contractual term of 4.15 years. Also on the Record Date, there were 596,609 shares subject to all outstanding full-value equity awards that had not yet vested.

Additionally, as of the Record Date, there were 169,670 shares authorized under the 2006 EIP but not subject to outstanding awards.

Details regarding the 2006 EIP are included in Cepheid’s proxy statement, filed with the Securities and Exchange Commission on March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: April 10, 2012	By:	/s/ Andrew D. Miller
	Name:	Andrew D. Miller
	Title:	Executive Vice President,
Chief Financial Officer